Exhibit (e)(2)(xv)

Schedules A and B to

Amended and Restated Distribution Contract

Amended as of May 22, 2024

Schedule A

ASHMORE FUNDS

Separate Series

Fund Name

Ashmore Emerging Markets Corporate Income Fund

Ashmore Emerging Markets Local Currency Bond Fund

Ashmore Emerging Markets Short Duration Fund

Ashmore Emerging Markets Total Return Fund

Ashmore Emerging Markets Equity Fund

Ashmore Emerging Markets Small-Cap Equity Fund

Ashmore Emerging Markets Frontier Equity Fund

Ashmore Emerging Markets Active Equity Fund

Ashmore Emerging Markets Equity ESG Fund Ashmore Emerging Markets Low Duration Fund

Ashmore Emerging Markets Debt Fund

Ashmore Emerging Markets Corporate Income ESG Fund

Ashmore Emerging Markets Equity ex China Fund

Dated as of: May 22, 2024

Schedule B

ASHMORE FUNDS

Share Classes

All Funds

Institutional Class

Class A

Class C

Dated as of: May 22, 2024

[signature page follows]

[Schedules A and B to Distribution Contract]

IN WITNESS WHEREOF, ASHMORE FUNDS and ASHMORE INVESTMENT MANAGEMENT (US) CORPORATION have each caused these amended Schedules A and B to the Distribution Contract to be signed in its behalf by its duly authorized representative, as of the date hereof.

ASHMORE FUNDS

By:
Name: Matthew Butryman
Title: Authorized Signatory

ASHMORE INVESTMENT MANAGEMENT (US) CORPORATION

By:
Name: George Grunebaum
Title: Chief Executive Officer

Date: May 22, 2024